EXHIBIT 10.14














                                      TOYS "R" US, INC.
______________________________________________________________________________

                                   Grantor Trust Agreement
______________________________________________________________________________

                                      TOYS "R" US, INC.
______________________________________________________________________________

                                   Grantor Trust Agreement
______________________________________________________________________________


                                                                         Page
                                                                         ----
1.  Establishment of Trust. . . . . . . . . . . . . . . . . . . . . . . . 1

2.  Payments to Plan Participants and Their Beneficiaries. . . . . . . . .3

3.  Trustee Responsibility Regarding Payments When Company is
    Insolvent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

4.  Payments to Company. . . . . . . . . . . . . . . . . . . . . . . . . .5

5.  Investment Authority. . . . . . . . . . . . . . . . . . . . . . . . . 5

6.  Disposition of Income. . . . . . . . . . . . . . . . . . . . . . . . .6

7.  Accounting by Trustee. . . . . . . . . . . . . . . . . . . . . . . . .6

8.  Responsibility of Trustee. . . . . . . . . . . . . . . . . . . . . . .7

9.  Compensation and Expenses of Trustee. . . . . . . . . . . . . . . . . 9

10. Resignation and Removal of Trustee. . . . . . . . . . . . . . . . . . 9

11. Appointment of Successor Trustee. . . . . . . . . . . . . . . . . . .10

12. Amendment or Termination. . . . . . . . . . . . . . . . . . . . . . .10

13. Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

14. Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .12

                      TRUST UNDER THE TOYS "R" US, INC.
                 PARTNERSHIP GROUP DEFERRED COMPENSATION PLAN


       (a) This Agreement made as of the first day of October, 1995, by and between Toys "R" Us, Inc. (Company) and American Express Trust Company, a Minnesota trust company (Trustee);

       (b) WHEREAS, Company has adopted the Toys "R" Us, Inc. Partnership Group Deferred Compensation Plan (hereinafter called "Plan"); and

       (c) WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan; and

       (d) WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s); and

       (e) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purpose of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"); and

       (f) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist in the meeting of its liabilities under the Plan;

       NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


       Section 1.  Establishment of Trust

       (a) Company hereby deposits with Trustee in trust 120,122 Shares (as defined in subparagraph (f) below), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

       (b) Subject to Section 4, the Trust hereby established shall be irrevocable.

       (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

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

       (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

       (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

       (f) Such property may consist of shares of the Company's Common Stock, par value $.10 ("Shares"). If any Shares are contributed to the Trust, the Company shall, by virtue of such contribution, represent that the Shares are validly issued, fully paid, nonassessable and transferrable, subject to the requirements of applicable federal and state securities laws. The Company represents that the Shares have been registered on a Form S-8 (or another appropriate registration form) filed with the Securities and Exchange Commission or the contribution to the Trust is otherwise exempt from registration under the Securities Act of 1933, as amended. The Company shall advise the Trustee of any limitations on the resale of the Shares. The Company shall also use its reasonable efforts to register or qualify resales of such Shares under the applicable "blue sky" or state securities laws.

       (g) Company represents that it shall restrict participation in the nonqualified plan relating to or supported by this trust to a "select group of management or highly compensated employees," as that phrase is used in and defined under Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Company agrees to indemnify against and hold Trustee harmless from any and all claims, judgements, settlements and related costs or damages incurred by the Trustee resulting from Trustee's reliance on these representations.


       Section 2.  Payments to Plan Participants and Their Beneficiaries.

       (a) The administrator (the "Administrator") appointed for purposes of the Plan and this Trust by the Management Compensation and Stock Option Committee of the Company's Board of Directors (the "Committee") shall deliver to Trustee a schedule (the "Election Schedule") that indicates the deferral elections attributable with respect to each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan(s)), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company. The Trustee may delegate to the Company the responsibility for the reporting and withholding as described above.

       (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by Company or such party as it shall designate under the Plan(s), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s).

       (c) All payments shall be in cash except that the Trustee may at the direction of the Administrator, distribute assets held in the Trust other than in the form of Shares (except as provided below) to the Participants or their beneficiaries; provided that in the event of a distribution in kind, the Administrator shall advise the Trustee of the value of the assets distributed and the Trustee may conclusively rely upon such information without further inquiry. The foregoing notwithstanding, no such in kind distribution shall be authorized if and to the extent that such authorization would cause any right of payment to the Participants or their beneficiaries from the Company to be deemed a "derivative security" within the meaning of Rule 16a-1(c)(3)
(including paragraph (i) thereunder) under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Shares contributed to fund a Stock-denominated obligation or award may be distributed to a Participant or his or her beneficiaries pursuant to the Election Schedules unless the Participant is or has been subject to Section 16 of the Exchange Act, in which case no payments from the Trust shall be in Shares until such time as the Participant has not been subject to a transaction which would create a "short swing transaction" as defined under Section 16 of the Exchange Act.

       (d) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan(s), Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.


              Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent.

       (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

       (b)  At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

       (1) The Administrator shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

       (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

       (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any right of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan(s) or otherwise.

       (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee received a determination that Company is not Insolvent (or is no longer Insolvent).

       (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payment provided for hereunder during any such period of discontinuance.


       Section 4. Payments to Company.

       The Company shall have no right or power to direct the Trustee to return to the Company or to divert to any other person any of the Trust assets before all payment of benefits have been made to the Participants or their Beneficiaries pursuant to the terms of the Payment Schedules.
Notwithstanding the foregoing, the Administrator

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

may direct the Trustee to return to the Company Shares and other property attributable thereto (including, without limitation, dividends and distributions thereon) that have been forfeited by Participants under the terms of the Plan or other plan, program, agreement or arrangement. In addition, the Administrator may direct the Trustee to deliver Shares to the Company to pay the purchase price of stock options of the Company granted to a Participant; provided, however, that the number of Shares otherwise deliverable to the Company on behalf of the Participant upon the exercise of such options shall be automatically returned to the Trust and shall remain subject to the terms and conditions of the Shares so delivered. The Administrator shall certify to the Trustee in writing whether all payments of benefits under the Trust have been made. The Trustee may conclusively rely upon such certification.


       Section 5.  Investment Authority.

       The Trustee shall have the authority, as directed by the Administrator, to invest in government securities, common stocks, preferred stocks, bonds, notes, commercial paper, fixed time deposits, money market instruments, mutual funds including any investment offered by the Trustee's affiliates.
The Administrator can delegate to each Participant the right to express his or her preference as to the appropriate allocation range within the authorized investments selected by the Administrator. The Trustee retains the authority to select the actual investment allocation for each participant provided that the Trustee shall not dispose of any Shares deposited with the Trust prior to the date on which such Shares are no longer subject to a risk of forfeiture pursuant to the Plan or any other compensatory arrangement theretofore established with respect to which the Trust is then holding
Shares; provided further that in the event of a Change in Status (as defined in the Plan), the Trustee may elect to surrender to the Company, within the 60-day period immediately following such Change in Status, any Shares then held by the Trust in exchange for a cash payment equal to the Market Price of such Shares on the date of such surrender (as defined in the Company's 1994 Stock Option and Performance Incentive Plan). Notwithstanding the foregoing, assets of the Trust may be invested in Shares only if such Shares have been deposited in the Trust pursuant to Sections 1(a) and (f), or to the extent a Participant who is not subject to the requirements of Section 16 of the Exchange Act elects to allocate all or a portion of his or her Deferral Account (as defined in the Plan) into Shares.

       Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, except that voting rights with respect to Trust assets will be exercised by Administrator.

       Section 6.  Disposition of Income.

       During the term of this Trust, all income received by the Trust, net of expenses and taxes (other than taxes on income earned by the Trust which will be borne by the Company), shall be accumulated and reinvested.


       Section 7.  Accounting by Trustee.

       Trustee shall keep accurate and detailed records of all investment, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between
Company and Trustee.  Within    30 days following the close of each fiscal year
(January 31) and within 90 days after the removal or resignation of Trustee, Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting for the all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investment purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

       Section 8.  Responsibility of Trustee.

       (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such material would use in the conduct of an enterprise of alike character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in reasonable conformity with, the terms of the Plan(s) or this Trust and this given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

       (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's reasonable costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments.

       (c) Trustee may consult with legal counsel (who may also be counsel for Company or Trustee generally) with respect to any of its duties or obligations hereunder.

       (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

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

       (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

       (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains from, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the internal Revenue Code.

       (g) The Trustee shall deliver or cause to be executed and delivered, to the Administrator, all notices, prospectuses, finance statements proxies and proxy soliciting materials relating to investments held hereunder. The Trustee shall not vote any proxy or tender offer election, participate in any voting trust, exercise any options or subscription right or join in, dissent from or oppose any merger, reorganization, consolidation, liquidation or sale with respect to any asset held hereunder except in accordance with the timely written instructions of the Administrator. If no such written instructions are timely received, such proxies, elections and voting trust shall not be voted: such options or subscription rights shall not be exercised: and such mergers, reorganizations, consolidation, liquidations or sales shall not be joined, dissented from or opposed.

       (h) The Trustee may, in the exercise of its discretion, invest and reinvest the assets of any trust created under this Agreement in assets issued or distributed by American Express Financial Corporation or any of its successors, subsidiaries or affiliates, even though American Express Financial Corporation and its successors, subsidiaries or affiliates as are affiliated with the Trustee. Assets that the Trustee may acquire pursuant to the authority granted by this paragraph include, but are not limited to load and no-load mutual funds and Shares.

       The Trustee shall have full discretionary authority to make sales, purchases and exchanges of assets of any trust created under this Agreement to, from, or through any securities broker/dealer owned by or affiliated with American Express Financial Corporation, including but not limited to American Express Securities Services, or any of its successors, subsidiaries or affiliates, or any unaffiliated persons, partnerships or corporations it may select, and settle transactions in the usual course of business.


       Section 9.  Compensation and Expenses of Trustee.

       Company shall pay all reasonable administrative and Trustee's fees and expenses as indicated in Exhibit C of the Administrative Services Agreement, dated October 1, 1995.

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

       Section 10. Resignation and Removal of Trustee.

       (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

       (b) Trustee may be removed by Company on 60 days notice or upon shorter notice accepted by Trustee.

       (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, subject to Trustee's rights to deduct fees and expenses pursuant to Section 9, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 90 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

       (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) (or (b)) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All reasonable expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


       Section 11.  Appointment of Successor.

       (a) If Trustee resigns (or is removed) in accordance with Section 10(a) (or (b)) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

       (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.


       Section 12.  Amendment or Termination.

       (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall

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

conflict with the terms of the Plan(s) or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

       (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s) "unless sooner revoked in accordance with Section 1(b) hereof." Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

       (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan(s), Company may terminate this Trust prior to the time all benefit payments under the Plan(s) have been made. All assets in the Trust at termination shall be returned to Company.


       Section 13.  Miscellaneous.

       (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

       (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

       (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Minnesota.


       Section 14.  Effective Date.

       Upon the execution by the Trustee, the effective date of this Trust Agreement shall be as of October 1, 1995.

       IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed as of the day and year first above written.


TOYS "R" US, INC.


By:  /s/ Louis Lipschitz
     -------------------
     Louis Lipschitz


Title:  Senior Vice President - Finance
        and Chief Financial Officer

Date:   October 30, 1995


American Express Trust Company, a Minnesota trust company


By:  /s/ Kevin Weise
     ---------------
     Kevin Weise

Title:  Vice President, Senior Trust Officer

Date:   November 3, 1995